Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	(1)	16,445,000	$10.50	$172,672,500	0.00014760	$25,487

Equity	Common stock, $0.0001 par value per share	(1)	4,285,715	$14.00	$60,000,000	0.00011020	$6,612

Total Offering Amounts					$232,672,500		$32,099

Total Fees Previously Paid							$6,612

Total Fee Offsets							$9,705(2)

Net Fees Due							$15,782

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fees Offset Claims	Alphatec Holdings, Inc.	S-3	333-241677	August 6, 2020	—	$9,705	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$74,775,825.29

Fees Offset Sources	Alphatec Holdings, Inc.	S-3	333-241677	—	August 6, 2020						$25,960(2)

(1)	The filing fee is calculated in accordance with Rule 457(o) and 457(r) of the Securities Act of 1933, as amended. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-271336) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
(2)	Alphatec Holdings, Inc. previously registered securities having a maximum aggregate offering price of $200,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-241677), filed on August 6, 2020 (the “Prior Registration Statement”). In respect of the Prior Registration Statement, Alphatec Holdings, Inc. paid a registration fee of $25,960.00 (the “Prior Filing Fee”). As of the date of this registration statement, securities having an aggregate offering price of $74,775,825.29 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) promulgated under the Securities Act, $9,705.91 of the Prior Filing Fee that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder is being offset against the registration fee due for this registration statement. Alphatec Holdings, Inc. has terminated the offering that included the unsold securities under the Prior Registration Statement.